Exhibt 4.1


                                                             EXECUTION VERSION










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                           MAGNA ENTERTAINMENT CORP.

           7 1/4% CONVERTIBLE SUBORDINATED NOTES DUE DECEMBER 15, 2009

                         ----------------------------

                                   INDENTURE

                         Dated as of December 2, 2002

                         ----------------------------


                             The Bank of New York

                                    Trustee

                         ----------------------------




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



                            CROSS-REFERENCE TABLE*
                            ----------------------

Trust Indenture                                                      Indenture
Act Section                                                           Section
-----------                                                           -------
310(a)(1)...................................................             9.10
   (a)(2)...................................................             9.10
   (a)(3)...................................................              n/a
   (a)(4)...................................................              n/a
   (a)(5)...................................................             9.10
   (b)......................................................             9.10
   (c)......................................................              n/a

311(a)......................................................             9.11
   (b)......................................................             9.11
   (c)......................................................              n/a

312(a)......................................................             2.05
   (b)......................................................            12.03
   (c)......................................................            12.03

313(a)......................................................             9.06
   (b)(1)...................................................              n/a
   (b)(2)...................................................       9.06, 9.07
   (c)......................................................      9.06, 12.02
   (d)......................................................             9.06

314(a)......................................................             6.03
   (a)(4)...................................................            12.05
   (b)......................................................              n/a
   (c)(1)...................................................              n/a
   (c)(2)...................................................              n/a
   (c)(3)...................................................              n/a
   (d)......................................................              n/a
   (e)......................................................            12.05
   (f)......................................................              n/a

315(a)......................................................              n/a
   (b)......................................................              n/a
   (c)......................................................              n/a
   (d)......................................................              n/a
   (e)......................................................              n/a

316(a)(last sentence).......................................              n/a
   (a)(1)(A)................................................              n/a
   (a)(1)(B)................................................              n/a
   (a)(2)...................................................              n/a
   (b)......................................................              4.7
   (c)......................................................              n/a

317(a)(1)...................................................              n/a

   (a)(2)...................................................              n/a
   (b)......................................................              n/a

318(a)......................................................              n/a
   (b)......................................................              n/a
   (c)......................................................            12.01

------------------
"n/a" means not applicable.

     * This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS
                               -----------------

                                                                                                               Page
                                                                                                               ----





                                  ARTICLE 1.
                                  ----------
                         DEFINITIONS AND INCORPORATION
                         -----------------------------
                                 BY REFERENCE
                                 ------------
   Section 1.01.     Definitions..................................................................................1
   Section 1.02.     Other Definitions............................................................................8
   Section 1.03.     Incorporation by Reference of Trust Indenture Act............................................9
   Section 1.04.     Rules of Construction........................................................................9

                                  ARTICLE 2.
                                  ----------
                                  THE NOTES
                                  ---------

   Section 2.01.     Form and Dating.............................................................................10
   Section 2.02.     Execution and Authentication................................................................10
   Section 2.03.     Registrar, Paying Agent and Conversion Agent................................................11
   Section 2.04.     Paying Agent to Hold Money in Trust.........................................................11
   Section 2.05.     Holder Lists................................................................................12
   Section 2.06.     Transfer and Exchange.......................................................................12
   Section 2.07.     Replacement Notes...........................................................................13
   Section 2.08.     Outstanding Notes...........................................................................13
   Section 2.09.     Treasury Notes..............................................................................14
   Section 2.10.     Temporary Notes.............................................................................14
   Section 2.11.     Cancellation................................................................................14
   Section 2.12.     Additional Transfer and Exchange Requirements...............................................15
   Section 2.13.     CUSIP Numbers...............................................................................20
   Section 2.14.     Defaulted Interest..........................................................................20

                                  ARTICLE 3.
                                  ----------
                           REDEMPTION AND PREPAYMENT
                           -------------------------

   Section 3.01.     Notices to Trustee..........................................................................20
   Section 3.02.     Selection of Notes to Be Redeemed...........................................................21
   Section 3.03.     Notice of Redemption........................................................................21
   Section 3.04.     Effect of Notice of Redemption..............................................................22
   Section 3.05.     Deposit of Redemption Price.................................................................22
   Section 3.06.     Notes Redeemed in Part......................................................................22
   Section 3.07.     Optional Redemption.........................................................................23
   Section 3.08.     Mandatory Redemption; No Sinking Fund.......................................................23

                                  ARTICLE 4.
                                  ----------
                                  CONVERSION
                                  ----------

   Section 4.01.     Conversion Privilege........................................................................23
   Section 4.02.     Conversion Procedure........................................................................24
   Section 4.03.     Fractional Shares...........................................................................25


                                    iii

   Section 4.04.     Taxes on Conversion.........................................................................25
   Section 4.05.     Company to Provide Stock....................................................................26
   Section 4.06.     Adjustment of Conversion Price..............................................................26
   Section 4.07.     No Adjustment...............................................................................30
   Section 4.08.     Other Adjustments...........................................................................30
   Section 4.09.     Adjustments for Tax Purposes................................................................31
   Section 4.10.     Notice of Adjustment........................................................................31
   Section 4.11.     Notice of Certain Transactions..............................................................31
   Section 4.12.     Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege.......31
   Section 4.13.     Trustee's Disclaimer........................................................................32
   Section 4.14.     Voluntary Reduction.........................................................................33

                                   ARTICLE 5.
                                   ----------
                                 SUBORDINATION
                                 -------------

   Section 5.01.     Agreement to Subordinate....................................................................33
   Section 5.02.     Liquidation; Dissolution; Bankruptcy........................................................33
   Section 5.03.     Default on Senior Indebtedness..............................................................34
   Section 5.04.     Acceleration of Notes.......................................................................34
   Section 5.05.     When Distribution Must Be Paid Over.........................................................34
   Section 5.06.     Notice by Company...........................................................................35
   Section 5.07.     Subrogation.................................................................................35
   Section 5.08.     Relative Rights.............................................................................35
   Section 5.09.     Subordination May Not Be Impaired by Company................................................35
   Section 5.10.     Distribution or Notice to Representative....................................................36
   Section 5.11.     Rights of Trustee and Paying Agent..........................................................36
   Section 5.12.     Authorization to Effect Subordination.......................................................36
   Section 5.13.     Payments of Notes Permitted.................................................................37
   Section 5.14.     Trustee Not Fiduciary for Holders of Senior Indebtedness....................................37

                                   ARTICLE 6.
                                   ----------
                                   COVENANTS
                                   ----------

   Section 6.01.     Payment of Notes............................................................................37
   Section 6.02.     Maintenance of Office or Agency.............................................................38
   Section 6.03.     Reports.....................................................................................38
   Section 6.04.     Rule 144A Information Requirement...........................................................38
   Section 6.05.     Compliance Certificate......................................................................39
   Section 6.06.     Taxes.......................................................................................39
   Section 6.07.     Stay, Extension and Usury Laws..............................................................39
   Section 6.08.     Corporate Existence.........................................................................40
   Section 6.09.     Offer to Repurchase Upon Change in Control..................................................40
   Section 6.10.     Payment of Additional Interest..............................................................43

                                   ARTICLE 7.
                                   ----------
                                   SUCCESSORS
                                   ----------

   Section 7.01.     Merger, Consolidation, or Sale of Assets....................................................44
   Section 7.02.     Successor Corporation Substituted...........................................................44



                                    iv

                                  ARTICLE 8.
                                  ----------
                             DEFAULTS AND REMEDIES
                             ---------------------

   Section 8.01.     Events of Default...........................................................................45
   Section 8.02.     Acceleration................................................................................45
   Section 8.03.     Other Remedies..............................................................................46
   Section 8.04.     Waiver of Past Defaults.....................................................................46
   Section 8.05.     Control by Majority.........................................................................46
   Section 8.06.     Limitation on Suits.........................................................................47
   Section 8.07.     Rights of Holders of Notes to Receive Payment...............................................47
   Section 8.08.     Collection Suit by Trustee..................................................................47
   Section 8.09.     Trustee May File Proofs of Claim............................................................48
   Section 8.10.     Priorities..................................................................................48
   Section 8.11.     Undertaking for Costs.......................................................................49

                                   ARTICLE 9.
                                   ----------
                                    TRUSTEE
                                    -------

   Section 9.01.     Duties of Trustee...........................................................................49
   Section 9.02.     Rights of Trustee...........................................................................50
   Section 9.03.     Individual Rights of Trustee................................................................51
   Section 9.04.     Trustee's Disclaimer........................................................................51
   Section 9.05.     Notice of Defaults..........................................................................52
   Section 9.06.     Reports by Trustee to Holders of the Notes..................................................52
   Section 9.07.     Compensation and Indemnity..................................................................52
   Section 9.08.     Replacement of Trustee......................................................................53
   Section 9.09.     Successor Trustee by Merger, etc............................................................54
   Section 9.10.     Eligibility; Disqualification...............................................................54
   Section 9.11.     Preferential Collection of Claims Against Company...........................................54

                                  ARTICLE 10.
                                  -----------
                          SATISFACTION AND DISCHARGE
                          --------------------------

   Section 10.01.    Satisfaction and Discharge..................................................................55
   Section 10.02.    Application of Trust Money; Reinstatement...................................................56
   Section 10.03.    Repayment to Company........................................................................56

                                  ARTICLE 11.
                                  -----------
                       AMENDMENT, SUPPLEMENT AND WAIVER
                       --------------------------------

   Section 11.01.    Without Consent of Holders of Notes.........................................................56
   Section 11.02.    With Consent of Holders of Notes............................................................57
   Section 11.03.    Compliance with Trust Indenture Act.........................................................59
   Section 11.04.    Revocation and Effect of Consents...........................................................59
   Section 11.05.    Notation on or Exchange of Notes............................................................59
   Section 11.06.    Trustee to Sign Amendments, etc.............................................................59

                                  ARTICLE 12.
                                  -----------
                                 MISCELLANEOUS
                                 -------------

   Section 12.01.    Trust Indenture Act Controls................................................................60
   Section 12.02.    Notices.....................................................................................60


                                       v

   Section 12.03.    Communication by Holders of Notes with Other Holders of Notes...............................61
   Section 12.04.    Certificate and Opinion as to Conditions Precedent..........................................61
   Section 12.05.    Statements Required in Certificate or Opinion...............................................61
   Section 12.06.    Rules by Trustee and Agents.................................................................62
   Section 12.07.    No Personal Liability of Directors, Officers, Employees and Stockholders....................62
   Section 12.08.    Governing Law; Waiver of Jury Trial.........................................................62
   Section 12.09.    No Adverse Interpretation of Other Agreements...............................................62
   Section 12.10.    Successors..................................................................................62
   Section 12.11.    Severability................................................................................63
   Section 12.12.    Counterpart Originals.......................................................................63
   Section 12.13.    Table of Contents, Headings, etc............................................................63
   Section 12.14.    Annual Interest Rate........................................................................63

                                   EXHIBITS

Exhibit A         FORM OF NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER

      INDENTURE dated as of December 2, 2002, between Magna Entertainment Corp., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

      The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 7 1/4% Convertible Subordinated Notes due December 15, 2009 (the "Notes"):


                                  ARTICLE 1.
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

Section 1.01.     Definitions.

      "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold on the date hereof or transferred or exchanged, in each case, in reliance on Rule 144A.

      "Additional Interest" means all Additional Interest, if any, at the time of determination pursuant to Section 3 of the Registration Rights Agreement.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the aggregate voting power of the voting securities of a Person shall be deemed to be control.

      "Agent" means any Registrar, Paying Agent or Conversion Agent.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

      "Bankruptcy Law" means Title 11, U.S. Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any similar U.S. or Canadian federal, state or provincial law for the relief of debtors.

      "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

      "Broker-Dealer" means any broker or dealer registered under the Exchange Act.

      "Business Day" means any day other than a Legal Holiday.

      "Canadian Legend" means the legend set forth in Exhibit A hereto to be placed on all Notes issued under this Indenture in reliance on Rule 903 of Regulation S, except where otherwise permitted by the provisions of this Indenture.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock), including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

      "Clearstream" means Clearstream Banking, societe anonyme, and any and all successors thereto.

      "Closing Sale Price" for any date means the last reported sale price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on NASDAQ or, if the Class A Subordinate Voting Stock is not then listed or admitted to trading on NASDAQ, on the principal national securities exchange on which the Class A Subordinate Voting Stock is then listed or admitted to trading or, if not listed or admitted to trading on NASDAQ or any national securities exchange, the last reported sale price of the Class A Subordinate Voting Stock as quoted on NASDAQ or, in case no reported sale takes place, the average of the closing bid and asked prices as quoted on NASDAQ or any comparable system or, if the Class A Subordinate Voting Stock is not quoted on NASDAQ or any comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

      "Class A Subordinate Voting Stock" means the Class A Subordinate Voting Stock, par value $0.01 per share, of the Company.

      "Company Request" or "Company Order" means a written request or direction from the Company to the Trustee signed by two Officers of the Company.

      "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

      "Credit Agreement" means the Amended and Restated Credit Agreement dated as of December 2, 2002, among the Company, the Guarantors named therein, Bank of Montreal, acting through its Chicago lending office, as lender and agent, and BMO Nesbitt Burns, a division of Bank of Montreal, as arranger, as such facility may be further amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such facility or a successor facility, whether by the same or any other lender or group of lenders.

      "Custodian" means the Trustee, as custodian with respect to the Global Notes or any successor entity thereto.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Sections 2.06 and 2.12 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      "Depositary" means, with respect to any Global Notes, the Person specified in Section 2.03 hereof as the Depositary with respect to such Global Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

       "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, and any and all successors thereto.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Rate Contract" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or any combination thereof, the principal purpose of which is to provide protection against fluctuations in currency exchange rates. An Exchange Rate Contract may also include an Interest Rate Agreement.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

      "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with this Indenture.

      "Global Note Legend" means the legend set forth in Exhibit A hereto, which is required to be placed on all Global Notes issued under this Indenture.

      "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) Interest Rate Agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies purchased or received by the Company in the ordinary course of business.

      "Holder" means a Person in whose name a Note is registered.

      "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, the Notes or similar instruments or letters of credit, bank guarantees or bankers' acceptances, or reimbursement agreements in respect thereof, or representing the balance deferred and unpaid of the purchase price of any property, including pursuant to capital leases and sale-and-leaseback transactions, or representing obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on such Person's balance sheet, or representing any hedging obligations under an Exchange Rate Contract or an Interest Rate Agreement, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness, other than obligations under an Exchange Rate Contract or an Interest Rate Agreement, would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee by such Person of items that would be included within this definition as Indebtedness of another Person. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount. Indebtedness shall not include liabilities for taxes of any kind.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

      "Insolvency or Bankruptcy Proceeding" means any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to the Company or to the property of the Company or the assets of the Company, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Company whether or not involving insolvency or bankruptcy, or any marshalling of the assets and liabilities of the Company.

      "Interest Payment Date" has the meaning specified in paragraph 1 of the Note, attached as Exhibit A hereto.

      "Interest Rate Agreement" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement the principal purpose of which is to protect the party indicated therein against fluctuations in interest rates.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or in Toronto, Ontario or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

      "NASDAQ" means the Nasdaq National Market.

      "Non-U.S. Person" means a Person who is not a U.S. Person.

      "Notes" has the meaning assigned to it in the preamble to this Indenture.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, fees and expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Offering" means the offering of the Notes by the Company.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Executive Vice-President or any Vice-President of such Person.

      "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

      "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

      "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity).

      "Private Placement Legend" means the legend set forth on Exhibit A hereto to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Registration Rights Agreement" means the Registration Rights Agreement dated as of December 2, 2002, by and among the Company and the initial purchasers named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

      "Regulation S" means Regulation S promulgated under the Securities Act.

      "Regulation S Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and/or the Canadian Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold on the date hereof or transferred or exchanged, in each case, in reliance on Rule 903 of Regulation S.

      "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

      "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) with direct responsibilities for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

      "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend and/or the Canadian Legend.

      "Restricted Global Note" means a Global Note bearing the Private Placement Legend and/or the Canadian Legend.

      "Restricted Period" means the "one-year distribution compliance" period within the meaning of Rule 903 of Regulation S.

      "Rule 144" means Rule 144 promulgated under the Securities Act.

      "Rule 144A" means Rule 144A promulgated under the Securities Act.

      "Rule 903" means Rule 903 promulgated under the Securities Act.

      "Rule 904" means Rule 904 promulgated under the Securities Act.

      "SEC" means the Securities and Exchange Commission or any successor thereto.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Senior Indebtedness" with respect to the Company means Indebtedness (including any monetary obligation in respect of the Credit Agreement, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law) of the Company arising under the Credit Agreement or any other Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed by the Company.

      Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include: (a) Indebtedness of or amounts owed by the Company for compensation to employees, or for goods or materials purchased or for services obtained in the ordinary course of business; or (b) the Company's Indebtedness that expressly provides that it shall not be senior in right of payment to the Notes or expressly provides that it is on the same basis as or junior to the Notes.

       "Shelf Registration Statement" means the Registration Statement as defined in the Registration Rights Agreement.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

      "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

      "Trading Day" means:

      (1) if the Class A Subordinate Voting Stock is quoted on NASDAQ and the Toronto Stock Exchange, a day on which trades may be made on NASDAQ and the Toronto Stock Exchange; or

      (2) if the Class A Subordinate Voting Stock is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York and the province of Ontario are authorized or obligated by law, executive order or otherwise to close.

      "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend and/or the Canadian Legend.

      "Unrestricted Global Note" means a permanent Global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend and/or the Canadian Legend.

      "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

      "Voting Stock" means any class of Capital Stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees.

      "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02.     Other Definitions.

                                                                  Defined
                                                                     in
      Term                                                        Section
      ----                                                        -------

      "Change in Control" .....................................     6.09
      "Change in Control Offer"................................     6.09
      "Change in Control Payment"..............................     6.09
      "Change in Control Payment Date".........................     6.09
      "Change in Control Payment Notice".......................     6.09
      "Conversion Agent" ......................................     2.03
      "Conversion Date" .......................................     4.02
      "Conversion Price" ......................................     4.01
      "Determination Date" ....................................     4.06
      "DTC" ...................................................     2.03
      "Event of Default".......................................     8.01
      "Expiration Date" .......................................     4.06
      "Expiration Time" .......................................     4.06
      "Interest Payment" ......................................    12.14
      "Paying Agent"...........................................     2.03
      "Purchased Shares" ......................................     4.06
      "Registrar"..............................................     2.03
      "Restricted Definitive Note" ............................  2.12(e)(i)
      "Restricted Global Note" ................................  2.12(e)(i)
      "Rights Plan"............................................     4.06
      "tender offer" ..........................................     4.06
      "Transfer Certificate" ..................................  2.12(e)(i)

                                                                  Defined
                                                                     in
      Term                                                        Section
      ----                                                        -------

      "Triggering Distribution"................................     4.06

Section 1.03.     Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes;

      "indenture security holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee; and

      "obligor" on the Notes means the Company and any successor obligor upon the Notes.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.     Rules of Construction.

      Unless the context otherwise requires:

      (a) a term has the meaning assigned to it;

      (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (c) "or" is not exclusive;

      (d) words in the singular include the plural, and in the plural include the singular;

      (e) provisions apply to successive events and transactions;

      (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

      (g) all references to "$" are to U.S. dollars.

                                  ARTICLE 2.
                                   THE NOTES

Section 2.01.     Form and Dating.

      (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, and each Holder by its acceptance of the Notes, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof.

      (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations and Instructions to Participants" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

      None of the Company, the Trustee or any Paying Agent will be responsible or liable for (a) any records relating to or payments made on account of beneficial interests in a Global Note or (b) maintaining, supervising or reviewing any records relating to such beneficial interests.

Section 2.02.     Execution and Authentication.

      Two Officers shall sign the Notes for the Company by manual or facsimile signature.

      If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

      A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      Subject to the satisfaction of any conditions set forth herein, the Trustee shall, upon a Company Order, authenticate Notes for original issue in the aggregate principal amount of $75,000,000. The aggregate principal amount of Notes outstanding at any time may not exceed $75,000,000 except as provided in Section 2.07 hereof.

      The Trustee shall act as initial authenticating agent. Thereafter, the Trustee may, with the consent of the Company, appoint an authenticating agent acceptable to the Company to authenticate Notes at the Company's expense. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.     Registrar, Paying Agent and Conversion Agent.

      The Company shall maintain or cause to be maintained an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where Notes may be presented for conversion (the "Conversion Agent"). The Registrar shall keep a register of the Notes and of their registration of transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents and conversion agents. The term "Registrar" includes any co-registrar, the term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Company may change any Paying Agent, Conversion Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee hereby agrees to act as such. The Company or any of its Subsidiaries may act as Paying Agent, Conversion Agent or Registrar.

      The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

      The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent and to act as Custodian with respect to the Global Notes.

Section 2.04.     Paying Agent to Hold Money in Trust.

      Prior to 12:30 p.m., New York City time, on each due date of the principal of, premium, if any, or interest (including Additional Interest) on any Notes, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, or interest (including Additional Interest) so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium if any, or interest (including Additional Interest) on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall before 12:30 p.m., New York City time, on each due date of the principal of, premium, if any, or interest (including Additional Interest), segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any Insolvency or Bankruptcy Proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.     Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

Section 2.06.     Transfer and Exchange.

      (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Note is presented to a Registrar with a request to register a transfer thereof or to exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Notes of a like aggregate principal amount at the Registrar's request. Any exchange or registration of transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.07, 2.10, 2.12(a), 3.06, 4.02 (last paragraph), 6.09(a)(10), or 11.05.

      Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (a) any Notes for a period of 15 days next preceding any mailing of a notice of Notes to be redeemed, (b) any Notes or portions thereof selected or called for redemption (except, in the case of redemption of a Note in part, the portion not to be redeemed) or (c) any Notes or portions thereof in respect of which a Note has been delivered to the Trustee and not withdrawn by the Holder thereof (except, in the case of the purchase of a Note in part, the portion not to be purchased).

      All Notes issued upon any registration of transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

      (b) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon registration of transfer or exchange of Notes.

      (c) Each Holder of a Note agrees to indemnify the Company, the Registrar and the Trustee against any liability that may result from the registration of transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

      Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of a beneficial interest in such Global Note may be effected only through a book-entry system maintained by (i) the Holder of such Global Note (or its agent), (ii) any Holder of a beneficial interest in such Global Note or (iii) DTC or any Participant, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book-entry.

      The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on registration of transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07.     Replacement Notes.

      If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a replacement Note if the Trustee's requirements are met, and cancel the mutilated, destroyed, lost or stolen Note, as the case may be. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.     Outstanding Notes.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a

Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in
Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

      If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser as defined in Section 8-303 of the New York Uniform Commercial Code.

      If the principal amount of any Note is considered paid under Section
6.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date, a Change in Control Payment Date, or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.     Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any Notice, direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such Notice, direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.     Temporary Notes.

      Until certificates representing Notes are ready for delivery, the Company may prepare and execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order, shall authenticate and deliver Definitive Notes in exchange for temporary Notes.

      Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.     Cancellation.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, redemption, payment or conversion. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, redemption, payment, conversion, replacement or cancellation and shall dispose of such Notes as it may determine, in accordance with its normal procedures. Any Notes which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the maturity date may, at the option of the Company, be surrendered to the Trustee for cancellation. Certification of the destruction of all canceled Notes, if destroyed, shall be delivered to the Company by the Trustee. The Company may, to the extent permitted by law, and subject to Section 4(r) of the Purchase Agreement dated November 18, 2002, between the Company and the initial purchasers named on the signature pages thereof, resell or issue new Notes to replace such Notes, unless such Notes have been delivered to the Trustee for cancellation.

Section 2.12.     Additional Transfer and Exchange Requirements.

      (a) Transfer And Exchange Of Global Notes.

            (1) Definitive Notes shall be issued in exchange for interests in the Global Notes only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or if it at any time ceases to be a "clearing agency" registered under the Exchange Act, if so required by applicable law or regulation, and a successor depositary is not appointed by the Company within 120 days, or
      (y) an Event of Default has occurred and is continuing. In either case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Notes in exchange therefor. Only Restricted Definitive Notes shall be issued in exchange for beneficial interests in Restricted Global Notes, and only Unrestricted Definitive Notes shall be issued in exchange for beneficial interests in Unrestricted Global Notes. Definitive Notes issued in exchange for beneficial interests in Global Notes shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Definitive Notes to the persons in whose names such Notes are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

            (2) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(1), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

      (b) Transfer And Exchange Of Definitive Notes. In the event that Definitive Notes are issued in exchange for beneficial interests in Global Notes in accordance with Section 2.12(a)(1) of this Indenture, on or after such event when a Definitive Note is presented by a Holder to a Registrar with a request:

            (x) to register the transfer of such Definitive Note to a Person who will take delivery thereof in the form of a Definitive Note only; or

            (y) to exchange such Definitive Note for an equal principal amount of Definitive Notes of other authorized denominations, such Registrar shall register the transfer or make the exchange as requested; provided, however, that such Definitive Note presented or surrendered for register of transfer or exchange:

            (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first sentence of the first paragraph of Section 2.06(a); and

            (2) in the case of a Restricted Definitive Note, such request shall be accompanied by the following additional information and documents, as applicable:

                  (i) if such Restricted Definitive Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Definitive Note is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

                  (ii) if such Restricted Definitive Note is being transferred to a Person the Holder reasonably believes is a QIB in accordance with Rule 144A or is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                  (iii) if such Restricted Definitive Note is being
            transferred (A) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or
            (B) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A, Rule 144, Rule 903 or Rule 904), a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or such Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and such Registrar to the effect that such transfer is in compliance with the registration requirements of the Securities Act.

      (c) Transfer of a Beneficial Interest in a Restricted Global Note for a Beneficial Interest in an Unrestricted Global Note. Any Person having a beneficial interest in a Restricted Global Note may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a Person who is required or permitted to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Restricted Global Note and the following additional information and documents in such form as is customary for the Depositary (all of which may be submitted by facsimile or electronically):

            (1) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

            (2) if such beneficial interest is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A, Rule 144, Rule 903 or Rule 904), a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act.

The Trustee, as a Registrar and Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Note by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Note is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Note.

      (d) Transfers of Definitive Notes for Beneficial Interest in Global Notes. In the event that Definitive Notes are issued in exchange for beneficial interests in Global Notes and, thereafter, the events or conditions specified in Section 2.12(a)(1) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Definitive Notes for interests in Global Notes by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Definitive Notes are presented by a Holder to a Registrar with a request:

            (x) to register the transfer of such Definitive Notes to a Person who will take delivery thereof in the form of a beneficial interest in a Global Note, which request shall specify whether such Global Note will be a Restricted Global Note or an Unrestricted Global Note; or

            (y) to exchange such Definitive Notes for an equal principal amount of beneficial interests in a Global Note, which beneficial interests will be owned by the Holder transferring such Definitive Notes; provided that in the case of such an exchange, Restricted Definitive Notes may be exchanged only for interests in Restricted Global Notes and Unrestricted Definitive Notes may be exchanged only for interests in Unrestricted Global Notes, the Registrar shall register the transfer or make the exchange as requested by canceling such Definitive Note and causing, or directing the Custodian to cause, the aggregate principal amount of the applicable Global Note to be increased accordingly and, if no such Global Note is then outstanding, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate and deliver a new Global Note; provided, however, that the Definitive Notes presented or surrendered for registration of transfer or exchange:

            (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first sentence of the first paragraph of Section 2.06(a);

            (2) in the case of a Restricted Definitive Note to be transferred for a beneficial interest in an Unrestricted Global Note pursuant to clause (x) above, such request shall be accompanied by the following additional information and documents, as applicable:

                  (i) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                  (ii) if such Restricted Definitive Note is being transferred pursuant to (A) an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (B) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A, Rule 144, Rule 903 or Rule
            904), a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate), and, if the Company or the Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act;

            (3) in the case of a Restricted Definitive Note to be transferred or exchanged for a beneficial interest in a Restricted Global Note, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Definitive Note is being transferred to a Person the Holder reasonably believes is (x) a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A or
      (y) is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904; and

            (4) in the case of an Unrestricted Definitive Note to be transferred or exchanged for a beneficial interest in an Unrestricted Global Note, such request need not be accompanied by any additional information or documents.

      (e)   Legends.

            (1) Except as permitted by the following paragraphs (2), (3) (4), or (5), each Global Note and Definitive Note (and all Notes issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear the Private Placement Legend (each a "Restricted Global Note" or a "Restricted Definitive Note") for so long as it is required by this Indenture to bear such legend. Each Restricted Global Note or Restricted Definitive Note shall have attached thereto a certificate (a "Transfer Certificate") in substantially the form attached to Exhibit A hereto.

            (2) Upon any sale or transfer of a Restricted Global Note or a Restricted Definitive Note (w) after the expiration of the holding period applicable to sales of the Notes under Rule 144(k) of the Securities Act, (x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144, Rule 144A, Rule 903, or Rule 904) from the registration requirements of the Securities Act:

                  (i) in the case of any Restricted Definitive Note, any
            Registrar shall permit the Holder thereof to exchange such Restricted Definitive Note for an Unrestricted Definitive Note, or (under the circumstances described in Section 2.12(d)) to transfer such Restricted Definitive Note to a transferee who shall take such Note in the form of a beneficial interest in an Unrestricted Global Note, and in each case shall rescind any restriction on the transfer of such Note; provided, however, that the Holder of such Restricted Definitive Note shall, in connection with such exchange or transfer, comply with the other applicable provisions of this
            Section 2.12; and

                  (ii) in the case of any beneficial interest in a Restricted
            Global Note, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Note and shall rescind any restriction on transfer of such beneficial interest; provided that such Unrestricted Global Note shall continue to be subject to the provisions of Section 2.12(a)(2); and provided further that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this
            Section 2.12.

            (3) Subject to Section 2.12(d)(5) hereof, upon the exchange, registration of transfer or replacement of Notes not bearing the legend described in paragraph (1) above, the Company shall execute, and the Trustee shall authenticate and deliver Notes that do not bear such legend and that do not have a Transfer Certificate attached thereto.

            (4) After (x) the expiration of the holding period pursuant to Rule 144(k) of the Securities Act or (y) April 2, 2003, in the case of the Canadian Legend, the Company may with the consent of the Holder of a Restricted Global Note or Restricted Definitive Note, remove any applicable restriction of transfer on such Note, and the Company shall execute, and the Trustee shall authenticate and deliver Notes that do not bear the Private Placement Legend or the Canadian Legend, as the case may be, and that do not have a Transfer Certificate attached thereto.

            (5) Upon a resale of the Notes initially sold in reliance on Rule 903 of Regulation S prior to April 3, 2003, the Canadian Legend may be removed in connection with a transfer otherwise made in accordance with this Section 2.12 if the transferor provides a declaration stating that:
      (w) the resale of the Notes is being made to a transferee resident in the United States; (x) the Notes were not offered for resale to the transferee in Canada; (y) at the time the buy order was originated, the transferee was outside Canada, or the transferor and any Person acting on its behalf reasonably believe that the transferee was outside Canada; and (z) neither the transferor nor any Person acting on its behalf knows that the transaction has been prearranged with a buyer in Canada.

      (g) Transfers to the Company. Nothing in this Indenture or in the Notes shall prohibit the sale or other transfer of any Notes (including beneficial interests in Global Notes) to the Company or any of its Subsidiaries, subject to Section 2.11 hereof.

Section 2.13.     CUSIP Numbers.

      The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

Section 2.14.     Defaulted Interest.

      If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                  ARTICLE 3.
                           REDEMPTION AND PREPAYMENT

Section 3.01.     Notices to Trustee.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 20 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) if the redemption date is on or prior to December 15, 2007, whether such redemption is in compliance with
Section 3.07(a)(x) of this Indenture, (iii) the redemption date, (iv) the principal amount of Notes to be redeemed and (v) the redemption price.

Section 3.02.     Selection of Notes to Be Redeemed.

      If fewer than all the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased by lot, or in the Trustee's discretion, on a pro rata basis. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 20 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption. If a portion of Notes is selected for partial redemption and a Holder elects to convert a portion of Notes pursuant to Article 4 hereof, the converted portion of the Notes will be deemed to be the portion selected for redemption.

      The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.     Notice of Redemption.

      At least 20 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

      The notice shall identify the Notes to be redeemed and shall state:

      (a) the redemption date;

      (b) the redemption price;

      (c) the then current Conversion Price;

      (d) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

      (e) the name and address of the Paying Agent and Conversion Agent;

      (f) that Notes called for redemption must be presented and surrendered to a Paying Agent to collect the redemption price;

      (g) that Holders who wish to convert Notes must surrender such Notes for conversion no later than the close of business on the Business Day immediately preceding the redemption date and must satisfy the other requirements in paragraph 8 of the Notes;

      (h) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

      (i) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

      (j) if the redemption date is on or prior to December 15, 2007, whether such redemption is in compliance with Section 3.07(a)(x) of this Indenture; and

      (k) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 30 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.     Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05.     Deposit of Redemption Price.

      One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

      If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest payment record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 6.01 hereof.

Section 3.06.     Notes Redeemed in Part.

      Upon surrender of a Note that is redeemed in part, the Company shall issue, and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the

Company, a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.     Optional Redemption.

      (a) The Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to December 21, 2005. Thereafter the Company shall have the option to redeem the Notes in whole, or in part, upon not less than 20 nor more than 60 days' notice by mail to Holders of the Notes, at 100% of the principal amount of the Notes together with accrued interest up to, but not including, the redemption date; provided that

            (x) in connection with any redemption of the Notes occurring on or after December 21, 2005 and on or prior to December 15, 2007, the Closing Sale Price of the Class A Subordinate Voting Stock of the Company shall have exceeded 125% of the Conversion Price for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the Trading Day prior to the mailing of the notice of redemption, and

            (y) if the redemption date falls after an interest payment record date and on or before an Interest Payment Date, the applicable interest payment shall be payable to Holders of record on the relevant interest payment record date.

      (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08.     Mandatory Redemption; No Sinking Fund

      The Company shall not be required to (a) make mandatory redemption payments with respect to the Notes or (b) set aside any funds for the redemption of the Notes.


                                  ARTICLE 4.
                                  CONVERSION

Section 4.01.     Conversion Privilege.

      A Holder of a Note may convert it into fully paid and nonassessable shares of Class A Subordinate Voting Stock at any time prior to the close of business on the last Business Day prior to maturity at the Conversion Price (as defined below) then in effect, except that, with respect to any Note called for redemption or submitted or presented for purchase pursuant to
Section 6.09, such conversion right shall terminate at the close of business on the Business Day immediately preceding the redemption date or Change in Control Payment Date, as the case may be (unless the Company shall default in making the redemption payment or Change in Control Payment, as the case may be, when it becomes due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed or purchased, as the case may be). The number of shares of Class A Subordinate Voting Stock issuable upon conversion of a Note will be determined by the Company by dividing the principal amount of such Note by the conversion price in effect on the Conversion Date (the "Conversion Price").

      The initial Conversion Price is stated in paragraph 8 of the Notes and is subject to adjustment as provided for in this Article 4.

      A Holder may convert a portion of a Note equal to any integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of it.

      A Note in respect of which a Holder has delivered a Change in Control Payment Notice pursuant to Section 6.09 exercising the option of such Holder to require the Company to purchase such Note may be converted only if such Change in Control Payment Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to the close of business on the Business Day immediately preceding the Change in Control Payment Date in accordance with Section 6.09.

      A Holder of Notes is not entitled to any rights of a holder of Class A Subordinate Voting Stock until, and only to the extent that, such Holder has converted its Notes to Class A Subordinate Voting Stock pursuant to this
Article 4.

Section 4.02.     Conversion Procedure.

      To convert a Note, a Holder must satisfy the requirements in paragraph 8 of the Notes. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver or cause to be delivered to the Holder a certificate for the number of whole shares of Class A Subordinate Voting Stock issuable upon the conversion and a check for any fractional share determined pursuant to Section 4.03 hereof. The Person in whose name the certificate is registered shall become the stockholder of record on the Conversion Date and, as of such date, such Person's rights as a Holder shall cease; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person entitled to receive the shares of Class A Subordinate Voting Stock upon such conversion as the stockholder of record of such shares of Class A Subordinate Voting Stock on such date, but such surrender shall be effective to constitute the Person entitled to receive such shares of Class A Subordinate Voting Stock as the stockholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Price in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

      For the avoidance of doubt, the Conversion Agent shall not have a duty to convert or deliver shares of Class A Subordinate Voting Stock; provided that the Conversion Agent is not the Company or any of its Subsidiaries.

      No payment or other adjustment shall be made for accrued interest or dividends or distributions on any Class A Subordinate Voting Stock issued upon conversion of the Notes. If any Notes are converted during any period after the close of business on any record date for the payment of an installment of interest but before the opening of business on the next Interest Payment Date, interest for such Notes will be paid on the next Interest Payment Date, notwithstanding such conversion, to the Holders of such Notes. Any Notes that are, however, delivered to the Company for conversion during the period after any record date but before the opening of business on the next Interest Payment Date must, except as described in the next sentence, be accompanied by funds equal to the interest payable on such Interest Payment Date on the principal amount of Notes being converted. If the Company has issued a redemption notice or made a Change in Control Offer with respect to the Notes during that period from the close of business on a record date and ending on the opening of business on the first Business Day after the next Interest Payment Date (or if such Interest Payment Date is not a Business Day, the second Business Day after the Interest Payment Date) and the Holders surrender the Notes or portions thereof for conversion on a date that is not an Interest Payment Date, Holders shall receive interest for the period from the Interest Payment Date next preceding the Conversion Date (it being understood that such Holders that surrender Notes or portions thereof for conversion following any redemption notice or Change in Control Offer shall not be required to pay such funds as described in the third sentence of this paragraph). No fractional shares will be issued upon conversion, but a cash adjustment will be made for any fractional shares.

      If a Holder converts more than one Note at the same time, the number of whole shares of Class A Subordinate Voting Stock issuable upon the conversion shall be based on the total principal amount of Notes converted.

      Upon surrender of a Note that is converted in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unconverted portion of the Note surrendered.

Section 4.03.     Fractional Shares.

      The Company will not issue fractional shares of Class A Subordinate Voting Stock upon conversion of a Note. In lieu thereof, the Company will pay an amount in cash based upon the Closing Sale Price of the Class A Subordinate Voting Stock on the last Trading Day prior to the Conversion Date.

Section 4.04.     Taxes on Conversion.

      The issuance of certificates for shares of Class A Subordinate Voting Stock upon the conversion of any Note shall be made without charge to the converting Holder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder or Holders of the converted Note; provided, however, that in the event that certificates for shares of Class A Subordinate Voting Stock are to be issued in a name other than the name of the Holder of the Note converted, such Note, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form satisfactory to the Company, duly executed by the registered holder thereof or his duly authorized attorney; and provided further, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder of the converted Note, and the Company shall not be required to issue or deliver such certificates unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

Section 4.05.     Company to Provide Stock.

      The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Class A Subordinate Voting Stock, solely for the purpose of issuance upon conversion of Notes as herein provided, a sufficient number of shares of Class A Subordinate Voting Stock to permit the conversion of all outstanding Notes for shares of Class A Subordinate Voting Stock. All shares of Class A Subordinate Voting Stock which may be issued upon conversion of the Notes shall be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and free of any lien or adverse claim when so issued.

Section 4.06.     Adjustment of Conversion Price.

      The Conversion Price shall be subject to adjustment from time to time as follows:

      (a) Stock split and combinations. In case the Company, at any time or from time to time after the issuance date of the Notes, (a) subdivides or splits the outstanding shares of its Class A Subordinate Voting Stock, (b) combines or reclassifies the outstanding shares of its Class A Subordinate Voting Stock into a smaller number of shares or (c) issues by reclassification of the shares of its Class A Subordinate Voting Stock any shares of its Capital Stock, then the Conversion Price in effect immediately prior to that event or the record date for that event, whichever is earlier, will be adjusted so that the Holder of any Notes thereafter surrendered for conversion will be entitled to receive the number of shares of the Company's Class A Subordinate Voting Stock or of its other securities which the Holder would have owned or have been entitled to receive after the occurrence of any of the events described above had those Notes been surrendered for conversion immediately before the occurrence of that event or the record date for that event, whichever is earlier;

      (b) Stock Dividends in Class A Subordinate Voting Stock. In case the Company, at any time or from time to time after the issuance date of the Notes, pays a dividend or makes a distribution in shares of its Class A Subordinate Voting Stock on any class of its Capital Stock, other than dividends or distributions of shares of Class A Subordinate Voting Stock or other securities with respect to which adjustments are provided in paragraph
(a) above or with respect to payments of interest or dividend obligations with respect to a particular series of Capital Stock in accordance with the terms of such Capital Stock, the Conversion Price will be adjusted so that the Holder of each Note will be entitled to receive, upon conversion of that Note, the number of shares of the Company's Class A Subordinate Voting Stock determined by multiplying (a) the Conversion Price by (b) a fraction, the numerator of which will be the number of shares of Class A Subordinate Voting Stock outstanding and the denominator of which will be the sum of that number of shares and the total number of shares issued in that dividend or distribution;

      (c) Issuance of Rights or Warrants. In case the Company issues to all or substantially all holders of its Class A Subordinate Voting Stock rights or warrants entitling those holders for a period of not more than 60 days to subscribe for or purchase its Class A Subordinate Voting Stock or securities convertible into its Class A Subordinate Voting Stock at a price per share or Conversion Price per share less than the current market price per share of Class A Subordinate Voting Stock (as determined in accordance with subsection
(g) of this Section 4.06), the Conversion Price in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive those rights or warrants will be reduced by multiplying such Conversion Price by a fraction, the numerator of which is the sum of the number of shares of the Company's Class A Subordinate Voting Stock outstanding at the close of business on that record date and the number of shares of Class A Subordinate Voting Stock that the aggregate offering price of the total number of shares of the Company's Class A Subordinate Voting Stock so offered for subscription or purchase would purchase at the current market price per share of Class A Subordinate Voting Stock (as determined in accordance with subsection (g) of this Section 4.06), and the denominator of which is the sum of the number of shares of Class A Subordinate Voting Stock outstanding at the close of business on that record date and the number of additional shares of the Company's Class A Subordinate Voting Stock so offered for subscription or purchase. For purposes of this
Section 4.06(c), the issuance of rights or warrants to subscribe for or purchase securities convertible into shares of the Company's Class A Subordinate Voting Stock will be deemed to be the issuance of rights or warrants to purchase shares of the Company's Class A Subordinate Voting Stock into which those securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of those securities and the minimum aggregate amount, if any, payable upon conversion of those securities into shares of the Company's Class A Subordinate Voting Stock. This adjustment will be made successively whenever any such event occurs. For purposes of this
Section 4.06(c), in the event the Company implements a shareholders rights plan (a "Rights Plan"), upon conversion of the Notes into Class A Subordinate Voting Stock, to the extent that the Rights Plan has been implemented and is still in effect upon such conversion, the Holders of Notes will receive, in addition to the Class A Subordinate Voting Stock, the rights described therein (whether or not the rights have separated from the Class A Subordinate Voting Stock at the time of conversion), upon the terms of and subject to the limitations set forth in the Rights Plan. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for purposes of this Section 4.06(c);

      (d) Distribution of Indebtedness, Securities or Assets. In case the Company shall distribute to all or substantially all holders of its Class A Subordinate Voting Stock any shares of Capital Stock of the Company (other than Class A Subordinate Voting Stock), evidences of indebtedness or other non-cash assets (including securities of any Person other than the Company but excluding dividends or distributions referred to in subsection (b) of this
Section 4.06), or shall distribute to all or substantially all holders of its Class A Subordinate Voting Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (c) of this Section 4.06 and also excluding the distribution of rights to all holders of Class A Subordinate Voting Stock pursuant to the adoption of a Rights Plan or the detachment of such rights under the terms of such Rights Plan), then in each such case the Conversion Price in effect immediately before the close of business on the record date fixed for the determination of stockholders entitled to such distribution shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the current market price per share (determined in accordance with subsection (g) of this Section 4.06) of the Class A Subordinate Voting Stock on the record date fixed for the determination of stockholders entitled to such distribution less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the Capital

Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants attributable to one share of Class A Subordinate Voting Stock (determined on the basis of the number of shares of Class A Subordinate Voting Stock outstanding on the record date), and of which the denominator shall be the current market price per share (determined in accordance subsection (g) of this Section 4.06) of the Class A Subordinate Voting Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

      (e) All-cash Distributions. In case the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Class A Subordinate Voting Stock all-cash distributions in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for Class A Subordinate Voting Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.06 has been made and (B) all other cash distributions to all or substantially all holders of its Class A Subordinate Voting Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.06 has been made, exceeds an amount equal to 10.0% of the product of the current market price per share of Class A Subordinate Voting Stock (as determined in accordance with subsection (g) of this Section 4.06) on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the Company multiplied by the sum of the number of shares of Class A Subordinate Voting Stock and the number of shares of Class B Stock of the Company each outstanding on the Determination Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the current market price per share of the Class A Subordinate Voting Stock (as determined in accordance with subsection (g) of this Section 4.06) on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid in this Section 4.06(d)) of any such other consideration so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) attributable to one share of Class A Subordinate Voting Stock (determined on the basis of the number of shares of Class A Subordinate Voting Stock outstanding on the Determination Date) and the denominator shall be such current market price per share of the Class A Subordinate Voting Stock (as determined in accordance with subsection (g) of this Section 4.06) on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

      (f) Tender Offer Purchases. In case any tender offer made by the Company or any of its Subsidiaries for Class A Subordinate Voting Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof) of any other consideration) that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by the Company or any Subsidiary of the Company for Class A Subordinate Voting Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Price adjustment pursuant to this
Section 4.06 has been made and (B) all cash distributions to all or substantially all holders of its Class A Subordinate Voting Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 4.06 has been made, exceeds an amount equal to 10.0% of the product of the current market price per share of Class A Subordinate Voting Stock (as determined in accordance with subsection (g) of this Section 4.06) as of the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time") multiplied by the sum of the number of shares of Class A Subordinate Voting Stock and the number of shares of Class B Stock of the Company each outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Class A Subordinate Voting Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the current market price per share of the Class A Subordinate Voting Stock (as determined in accordance with subsection (g) of this Section 4.06) on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of
(x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Class A Subordinate Voting Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the current market price per share of Class A Subordinate Voting Stock (as determined in accordance with subsection (g) of this Section 4.06) on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company would be obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.06(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 4.06(f).

      For purposes of this Section 4.06(f), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

      (g) For the purpose of any computation under subsections (b), (c), (d) and (e) of this Section 4.06, the current market price per share of Class A Subordinate Voting Stock on any date shall be deemed to be the average of the daily Closing Sale Prices for the 30 consecutive Trading Days commencing 45 Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsections
(e) and (f) of this Section 4.06 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (c), (d) or (e) of this Section 4.06. If no such prices are available, the current market price per share shall be the fair value of one share of Class A Subordinate Voting Stock as determined by the Board of Directors (which shall be evidenced by an Officers' Certificate delivered to the Trustee).

      (h) If any distribution in respect of which an adjustment to the Conversion Price is required to be made therefor as of the record date or Determination Date or Expiration Date is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or the effective date or Determination Date or Expiration Date had not occurred.

Section 4.07.     No Adjustment.

      No adjustment in the Conversion Price shall be required until cumulative adjustments amount to at least 1% of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 4.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Class A Subordinate Voting Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Class A Subordinate Voting Stock.

Section 4.08.     Other Adjustments.

      (a) In the event that, as a result of an adjustment made pursuant to
Section 4.06 hereof, the Holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of its Class A Subordinate Voting Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Class A Subordinate Voting Stock contained in this Article 4.

      (b) In the event that shares of Class A Subordinate Voting Stock are not delivered after the expiration of any of the rights or warrants referred to in Sections 4.06(c) and (d) hereof, the Conversion Price shall be readjusted to the Conversion Price which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Class A Subordinate Voting Stock actually delivered.

Section 4.09.     Adjustments for Tax Purposes.

      The Company may make such reductions in the Conversion Price, in addition to any required by Section 4.06 hereof, as it determines in its discretion to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company to its stockholders will not be taxable to the recipients thereof.

Section 4.10.     Notice of Adjustment.

      Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The Officers' Certificate shall be conclusive evidence of the correctness of such adjustment. Unless and until a Responsible Officer of the Trustee shall receive written notice of an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

Section 4.11.     Notice of Certain Transactions.

      In the event that:

      (1) the Company takes any action which would require an adjustment in the Conversion Price;

      (2) the Company takes any action that would require a supplemental indenture pursuant to Section 4.12; or

      (3) there is a dissolution or liquidation of the Company;

the Company shall mail to Holders at the addresses appearing on the Registrar's books and the Trustee a notice stating the proposed record or effective date, as the case may be, to permit a Holder of a Note to convert such Note into shares of Class A Subordinate Voting Stock prior to the record date for or the effective date of the transaction in order to receive the rights, warrants, securities or assets which a holder of shares of Class A Subordinate Voting Stock on that date may receive. The Company shall mail the notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 4.11.

Section 4.12. Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege.

      If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Class A Subordinate Voting Stock issuable upon conversion of Notes

(other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or as a result of a reincorporation of the Company in another jurisdiction), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Class A Subordinate Voting Stock or (iii) any sale or conveyance of all or substantially all the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that the Holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a Holder of the number of shares of Class A Subordinate Voting Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance (assuming that such holder failed to exercise such holder's rights of election, if any, as to the kind or amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance). In the event that the shares of Class A Subordinate Voting Stock are exchanged or substituted for other securities in connection with any such reclassification, change, consolidation, merger, sale or conveyance, such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 4. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Class A Subordinate Voting Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 4.12 shall similarly apply to successive consolidations, mergers, sales or conveyances.

      In the event the Company shall execute a supplemental indenture pursuant to this Section 4.12, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, sale or conveyance and any adjustment to be made with respect thereto.

Section 4.13.     Trustee's Disclaimer.

      The Trustee has no duty to determine when an adjustment under this
Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.10 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 4.

      The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.12 hereof.

Section 4.14.     Voluntary Reduction.

      The Company from time to time may, subject to approval from the Toronto Stock Exchange, reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the Board of Directors determines that such reduction would be in the best interest of the Company and the Company provides 15 days' prior notice to the Holders of any reduction in the Conversion Price; provided, however, that in no event may the Company reduce the Conversion Price to be less than the par value of a share of Class A Subordinate Voting Stock.

      Except as set forth in this Article 4, the Company shall not adjust the Conversion Price for (a) the issuance of its Class A Subordinate Voting Stock or any securities convertible into or exchangeable therefor or (b) the right to purchase its Class A Subordinate Voting Stock or any securities convertible or exchangeable therefor.


                                  ARTICLE 5.
                                 SUBORDINATION

Section 5.01.     Agreement to Subordinate.

      The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes (including the principal of, premium, if any, and interest (including Additional Interest, if any) on all the Notes and the redemption price with respect to any Notes being called for redemption and the Change in Control Payment with respect to all Notes subject to purchase pursuant to Section 6.09 hereof) is subordinated in right of payment, to the extent and in the manner provided in this Article 5, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that such subordination is intended for the benefit of, and may be enforced by, each holder of Senior Indebtedness.

Section 5.02.     Liquidation; Dissolution; Bankruptcy.

      (a) Upon payment or distribution of assets of the Company, of any kind or character, including without limitation cash, property or securities, to creditors pursuant to or as a result of any Insolvency or Bankruptcy Proceeding, all principal, interest (including interest after the commencement of any Insolvency or Bankruptcy Proceeding at the default rate set forth in the agreement or instrument relating to such Senior Indebtedness whether or not such interest is an allowable claim under such proceeding), or other amounts payable on the Senior Indebtedness or claims relating thereto, shall first be paid in full, or payment thereof be provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before either the Holders of the indebtedness evidenced by the Notes or the Trustee under this Indenture shall be entitled to retain any assets so paid or distributed in respect of this Indenture; and upon any such Insolvency or Bankruptcy Proceeding any payment or distribution of assets of the Company, of any kind or character, including without limitation, cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled except for the provisions of this Article 5, shall be paid by the Company or by any receiver, administrator, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of the Senior Indebtedness or to their representatives under the agreement or instrument pursuant to which such Senior Indebtedness may have been issued as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of the Notes or by the Trustee under this Indenture.

      (b) Upon any distribution of assets of the Company referred to in this
Article 5, the Trustee, subject to Article 9, and the Holders of Notes will be entitled to rely upon a certificate of the liquidation trustee or agent or other person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article 5.

Section 5.03.     Default on Senior Indebtedness.

      No payment or prepayment on account of principal, or interest on (including Additional Interest), and no repurchase, redemption or other retirement (including without limitation any defeasance) of the Notes shall be made if at the time of such payment or prepayment or immediately after giving effect thereto, there shall exist under any Senior Indebtedness or any agreement or instrument pursuant to which any Senior Indebtedness is outstanding, any default or any conditions, event or act which with notice, lapse of time, or both, would constitute an event of default, unless such Senior Indebtedness has been repaid in full or unless and until such default or event of default has been cured or waived or has ceased to exist.

Section 5.04.     Acceleration of Notes.

      If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

Section 5.05.     When Distribution Must Be Paid Over.

      If any payment or distribution of any kind, including without limitation, cash, property or securities, is made by way of set-off or otherwise to the Holders of the Notes or to the Trustee under this Indenture that because of these subordination provisions should not have been made to it, such Trustee or Holder who receives the distribution shall segregate such distribution from its other funds and property and shall hold it in trust for the benefit of, and upon demand shall pay it over to, the holders of Senior Indebtedness or to their Representatives under the agreement or instrument pursuant to which such Senior Indebtedness may have been issued or incurred as their respective interests may appear, for application to, or for the payment or prepayment in full of, all Senior Indebtedness and all claims relating thereto.

Section 5.06.     Notice by Company.

      The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 5, but failure to give such notice shall not affect the subordination of the Notes to the Senior Indebtedness as provided in this Article 5.

Section 5.07.     Subrogation.

      Subject to the payment in full of all Senior Indebtedness, the rights of the Holders of Notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness, to the extent of the application thereto of monies or other assets which would have been received by the Holders of Notes but for the provisions of this Article 5, until the Notes have been paid in full and no such subrogation, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of Notes, will be deemed to be a payment by the Company to or on account of the holders of Senior Indebtedness.

Section 5.08.     Relative Rights.

      This Article 5 defines the relative rights of Holders of Notes and holders of Senior Indebtedness. Nothing in this Indenture shall:

            (i) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

            (ii) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

            (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Notes.

      If the Company fails because of this Article 5 to pay principal of or interest (including Additional Interest) on a Note on the due date, the failure is still a Default or Event of Default.

Section 5.09.     Subordination May Not Be Impaired by Company.

      No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the

Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 5.10.     Distribution or Notice to Representative.

      Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

      Upon any payment or distribution of assets of the Company referred to in this Article 5, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 5.

Section 5.11.     Rights of Trustee and Paying Agent.

      Notwithstanding the provisions of this Article 5 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 5. Only the Company or a Representative may give the notice. Nothing in this Article 5 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 9.07 hereof.

      The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 5.12.     Authorization to Effect Subordination.

      Each Holder of Notes by its acceptance thereof authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge and effectuate the subordination of the Notes as provided for in this Article 5 and appoints the Trustee as attorney-in-fact for any and all such purposes. Forthwith upon the request of any holder of Senior Indebtedness or its representative or the trustee under any indenture under which any instruments evidencing Senior Indebtedness may have been issued, the Trustee shall execute and deliver to the person making such request such agreements or instruments reasonably acceptable to the Trustee in favor of the holders of Senior Indebtedness reflecting the terms of the subordination of the Notes provided for in this Article 5 and in a form reasonably acceptable to such holder, representative or trustee, as applicable.

Section 5.13.     Payments of Notes Permitted.

      Nothing contained in this Indenture, or any of the Notes, will upon the happening of any default, condition, event or act described in Section 5.03, prevent any payment being made by the Company or the Trustee in connection with the redemption or repurchase of Notes if: (i) notice of redemption or repurchase, as applicable, has been given pursuant to Article 3 or Section 6.09, respectively, prior to the happening of any such default, condition, event or act described in Section 5.03; (ii) notice of such redemption or repurchase, as applicable, is mailed not earlier than sixty (60) days before the date fixed for such redemption or repurchase; and (iii) prior to the time of such mailing the Company shall have furnished to the Trustee an Officers' Certificate as to the absence of any such default, condition, event or act described in Section 5.03 and to the effect that, to the best of the knowledge and belief of the officers signing such certificate, there is no reason to expect that any such default, condition, event or act will exist at the date fixed for such redemption or repurchase, as applicable, or as a result of such redemption or repurchase.

Section 5.14.     Trustee Not Fiduciary for Holders of Senior Indebtedness.

      With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 5, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to (i) Holders or holders of shares of Class A Subordinate Voting Stock issued upon conversion of such Notes; (ii) the Company; or (iii) any other person cash, property or securities to which any holders of Senior Indebtedness would be entitled by virtue of this Article 5 or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 5 and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.


                                  ARTICLE 6.
                                   COVENANTS

Section 6.01.     Payment of Notes.

      The Company shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:30 p.m., New York City Time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate borne by the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 6.02.     Maintenance of Office or Agency.

      The Company shall maintain in the Borough of Manhattan, the City of New York, a Paying Agent, Conversion Agent, Registrar and an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 6.03.     Reports.

      Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations. The Company shall at all times comply with TIA ss. 314(a).

Section 6.04.     Rule 144A Information Requirement.

      Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial holder of Notes or any Class A Subordinate Voting Stock issued upon conversion thereof which continue to be either a Restricted Global Note or a Restricted Definitive Note in connection with any sale thereof and any prospective purchaser of Notes or such Class A Subordinate Voting Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any Holder or beneficial holder of the Notes or such Class A Subordinate Voting Stock and it will take such further action as any Holder or beneficial holder of such Notes or such Class A Subordinate Voting Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Notes or Class A Subordinate Voting Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Notes or such Class A Subordinate Voting Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 6.05.     Compliance Certificate.

      (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 6.06.     Taxes.

      The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 6.07.     Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 6.08.     Corporate Existence.

      Subject to Article 7 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Significant Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Significant Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 6.09.     Offer to Repurchase Upon Change in Control.

      (a) Upon the occurrence of a Change in Control, the Company shall make an offer (a "Change in Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to, but excluding, the date of purchase (the "Change in Control Payment"). Within 10 Business Days following any Change in Control, the Company shall mail a notice to each Holder stating: (1) that the Change in Control Offer is being made pursuant to this Section 6.09 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be 30 Business Days after the occurrence of a Change in Control (the "Change in Control Payment Date"); (3) that any Note not tendered will continue to accrue interest; (4) the name and address of each Paying Agent and Conversion Agent; (5) the Conversion Price and any adjustments thereto and information concerning the Holder's right to convert the Notes; (6) that Notes as to which a Change in Control Payment Notice has been given may be converted into Class A Subordinate Voting Stock pursuant to this Section 6.09 only to the extent that the Change in Control Payment Notice has been withdrawn in accordance with the terms of this Indenture; (7) that, unless the Company defaults in the payment of the Change in Control Payment, all Notes accepted for payment pursuant to the Change in Control Offer shall cease to accrue interest after the Change in Control Payment Date; (8) that Holders electing to have any Notes purchased pursuant to a Change in Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change in Control Payment Date; (9) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Business Day preceding the Change in Control Payment Date, facsimile transmission, letter or any other written form setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased; and (10) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 13e-4 and Rule 14e-1 under the Exchange Act, file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act and comply with any other federal and state securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change in Control.

      A "Change in Control" shall be deemed to have occurred if any of the following occurs after the date hereof:

            (i) any "person" or "group" (as such terms are defined below) is or becomes the "beneficial owner" (as defined below), directly or indirectly of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of the Company; or

            (ii) the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons that "beneficially owned" (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction "beneficially own" (as defined below), directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person; or

            (iii) holders of the Capital Stock of the Company approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with this Indenture).

      For the purpose of the definition of "Change in Control", (i) "person" and "group" have the meanings given such terms under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares (as defined below) deemed to be held by the "person" or "group" (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, and (iii) the terms "beneficially owned" and "beneficially own" shall have meanings correlative to that of "beneficial owner". The term "Unissued Shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control, including the shares of Class A Subordinate Voting Stock issuable upon conversion of the Notes.

      Notwithstanding anything to the contrary set forth in this Section 6.09, a Change in Control will be deemed not to have occurred if:

            (i) any of the Stronach Trust, Frank Stronach or any member of his immediate family, or any of their heirs or personal representatives, continues to be the "beneficial owner", directly or indirectly, of shares of the Company's Voting Stock representing 50% or more of the total voting power of all outstanding classes of the Voting Stock of the Company or continues to have the power, directly or indirectly, to elect a majority of the members of the Board of Directors of the Company; or

            (ii) the Closing Sale Price of the Class A Subordinate Voting Stock for any five Trading Days during the period of the ten Trading Days immediately preceding the Change in Control is at least equal to 105% of the Conversion Price in effect on such day; or

            (iii) in the case of a merger or consolidation, all the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) in the merger or consolidation constituting the Change in Control consists of Class A Subordinate Voting Stock traded on a United States national securities exchange or quoted on NASDAQ (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the Notes become convertible solely into such Class A Subordinate Voting Stock.

      (b) A Holder may exercise its rights pursuant to this Section 6.09 upon delivery of a written notice (which shall be in substantially the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Notes, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Change in Control Payment Notice") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Payment Date.

      Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Payment Notice contemplated by this
Section 6.09(b) shall have the right to withdraw such Change in Control Payment Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Payment Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 6.09(a) hereof.

      Upon receipt by any Paying Agent of the Change in Control Payment Notice specified in this Section 6.09(b), the Holder of the Note in respect of which such Change in Control Payment Notice was given shall (unless such Change in Control Payment Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Payment with respect to such Note. Such Change in Control Payment shall be paid to such Holder promptly following the later of (i) the Change in Control Payment Date with respect to such Note (provided the conditions in this Section 6.09(b) have been satisfied) and (ii) the time of delivery of such Note to a Paying Agent by the Holder thereof in the manner required by this Section 6.09(b). Notes in respect of which a Change in Control Payment Notice has been given by the Holder thereof may not be converted into shares of Class A Subordinate Voting Stock on or after the date of the delivery of such Change in Control Payment Notice unless such Change in Control Payment Notice has first been validly withdrawn.

      (c) No later than 12:30 p.m. New York City time, on the Change in Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change in Control Offer, (2) deposit with the Paying Agent an amount equal to the Change in Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered payment in an amount equal to the purchase price for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change in Control Offer on or as soon as practicable after the Change in Control Payment Date.

      If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Payment of any Note for which a Change in Control Payment Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change in Control Payment Date, such Note will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Payment as aforesaid).

      (d) Notwithstanding anything to the contrary in this Section 6.09, the Company shall not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 6.09 hereof and all other provisions of this Indenture applicable to a Change in Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change in Control Offer.

Section 6.10.     Payment of Additional Interest.

      If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers' Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such an Officers' Certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers' Certificate setting forth the particulars of such payment.

                                  ARTICLE 7.
                                  SUCCESSORS

Section 7.01.     Merger, Consolidation, or Sale of Assets.

      The Company shall not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all its properties or assets in one or more related transactions to, another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, Canada, any state within the United States, any province of Canada or the District of Columbia, (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (iii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing and (iv) the Company or the surviving corporation, as the case may be, has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such merger, consolidation, sale, assignment, transfer, lease, conveyance, transfer or other dispositions comply with this Article 7 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

Section 7.02.     Successor Corporation Substituted.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all the assets of the Company in accordance with Section 7.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all the Company's assets that meets the requirements of Section 7.01 hereof.

                                  ARTICLE 8.
                             DEFAULTS AND REMEDIES

Section 8.01.     Events of Default.

      An "Event of Default" occurs if:

      (a) the Company fails to pay principal on any Note when due, whether or not prohibited by the subordination provisions in Section 5 hereof;

      (b) the Company fails to pay any interest, including any Additional Interest, on any Note when due if such failure continues for 30 days, whether or not prohibited by the subordination provisions of Section 5 hereof;

      (c) the Company fails to perform any other agreement required of the Company in this Indenture if such failure continues for 60 days after notice is given in accordance with this Indenture;

      (d) the Company fails to pay the purchase price of any Note when due, whether or not prohibited by the subordination provisions of Section 5 hereof;

      (e) the Company fails to provide timely notice of a Change in Control if such failure continues for 30 days after notice is given;

      (f) any Indebtedness for money borrowed by the Company or one of the Company's Significant Subsidiaries (all or substantially all of the outstanding Voting Stock of which are owned, directly or indirectly, by the Company) in an aggregate outstanding principal amount in excess of $10.0 million is not paid at final maturity or upon acceleration and such Indebtedness is not discharged, or such acceleration is not cured or rescinded, within 30 days after written notice as provided in this Indenture; and

      (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (i) is for relief against the Company in an involuntary case;

            (ii) appoints a custodian of the Company or for all or substantially all of the property of the Company; or

            (iii) orders the liquidation of the Company;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 8.02.     Acceleration.

      If any Event of Default (other than an Event of Default specified in clause (g) of Section 8.01 hereof) with respect to the Company occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the

Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) of Section 8.01 hereof occurs with respect to the Company, all outstanding Notes shall be due and payable immediately without further action or notice. Any payment by the Company on the Notes following any such acceleration will be subject to the subordination provisions of Section 5 hereof. Before a judgment or decree is entered based on such acceleration, the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if all existing Events of Default (except nonpayment of principal that has become due solely because of the acceleration) have been cured or waived.

Section 8.03.     Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 8.04.     Waiver of Past Defaults.

      Subject to Section 8.02, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, and Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase) or a failure by the Company to convert any Notes into Class A Subordinate Voting Stock in accordance with the provisions of the Notes and Article 4 of this Indenture, or a failure to comply with any of the provisions of this Indenture that would require the consent of the Holder of each outstanding Note affected to waive such failure (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 8.05.     Control by Majority.

      Subject to the Trustee's duties in the case of an Event of Default, the Trustee will not be obligated to exercise any of its rights or powers at the request of the Holders, unless the Holders have offered to the Trustee reasonable indemnity. Subject to this Indenture, applicable law and the Trustee's indemnification, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 8.06.     Limitation on Suits.

      A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

      (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

      (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

      (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense resulting from instituting such proceeding as Trustee;

      (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

      (e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes did not give the Trustee a direction inconsistent with the request.

      A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 8.07.     Rights of Holders of Notes to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), to convert such Note in accordance with Article 4 or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 8.08.     Collection Suit by Trustee.

      If an Event of Default specified in Section 8.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 8.09.     Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 8.10.     Priorities.

      If the Trustee collects any money pursuant to this Article, subject to
Article 5 of this Indenture, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 9.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and Additional Interest, if any and interest, respectively; and

            Third:   to the  Company or to such party as a court of  competent
      jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 8.10.

Section 8.11.     Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 8.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.


                                  ARTICLE 9.
                                    TRUSTEE

Section 9.01.     Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b) Except during the continuance of an Event of Default:

            (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received pursuant to Section 8.05 hereof.

      (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

      (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 9.02.     Rights of Trustee.

      (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Trustee shall not be bound to make any inquiry or investigation into the matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its choice and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of, or information obtained from, any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Company or by the Trustee, in relation to any matter arising in the administration of the trusts hereof.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if evidenced by a Company Request or Company Order.

      (f) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been received by the Trustee from the Company or from any Holder of the Notes, and such notice references the Notes and this Indenture.

      (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

      (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

      (i) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

      (j) Notwithstanding anything in this Indenture, in no event shall the Trustee, the Paying Agent, the Conversion Agent or the Registrar be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee, the Paying Agent, the Conversion Agent or the Registrar has been advised of the possibility thereof and regardless of the form of action in which such damages are sought; provided that the Paying Agent, the Conversion Agent or the Registrar is not the Company or any of its Subsidiaries.

Section 9.03.     Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 9.10 and 9.11 hereof.

Section 9.04.     Trustee's Disclaimer.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 9.05.     Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 9.06.     Reports by Trustee to Holders of the Notes.

      Within 60 days after each June 15 beginning with the June 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

      A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 9.07.     Compensation and Indemnity.

      The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 9.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.

The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee shall have the right to employ separate counsel in any and all actions or proceedings arising out of or in connection with the acceptance or administration of its duties under this Indenture and participate in the investigation and defense thereof, and the Company shall pay the reasonable fees and expenses of such separate counsel; provided, however, that the Trustee may only employ separate counsel at the expense of the Company if in the reasonable judgment of the Trustee (i) a conflict of interest exists by reason of common representation or (ii) there are legal defenses available to the Trustee that are different from or are in addition to those available to the Company or if all parties commonly represented do not agree as to the action (or inaction) of counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

      The obligations of the Company under this Section 9.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

      To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 8.01(g) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

Section 9.08.     Replacement of Trustee.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

      (a) the Trustee fails to comply with Section 9.10 hereof;

      (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (c) a custodian or public officer takes charge of the Trustee or its property; or

      (d) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 9.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 9.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 9.08, the Company's obligations under Section 9.07 hereof shall continue for the benefit of the retiring Trustee.

Section 9.09.     Successor Trustee by Merger, etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 9.10.     Eligibility; Disqualification.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 9.11.     Preferential Collection of Claims Against Company.

      The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                  ARTICLE 10.
                          SATISFACTION AND DISCHARGE

Section 10.01.    Satisfaction and Discharge.

      This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1) either:

      (a) all outstanding Notes have or will become due and payable at their scheduled maturity, within one year; or

      (b) all outstanding Notes that are scheduled for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year;

      and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and Additional Interest, if any, and accrued interest to the date of maturity or redemption; provided, however, that the foregoing shall not discharge the Company's obligation to effect conversion, registration of transfer or exchange of securities in accordance with the terms of this Indenture;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(3) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

      Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Section 10.02 and of Article 4 shall survive.

Section 10.02.    Application of Trust Money; Reinstatement.

      All money deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

      If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Section 10.03.    Repayment to Company.

      The Trustee and each Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 10.01 and
(ii) held by them at any time.

      The Trustee and each Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors.


                                  ARTICLE 11.
                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 11.01.    Without Consent of Holders of Notes.

      The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

      (a) to cure any ambiguity, defect or inconsistency or make any other change that does not, in the good faith opinion of the Board of Directors and the Trustee, adversely affect the rights of any Holders of Notes in any material respect;

      (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

      (c) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 7 hereof;

      (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not, in the good faith opinion of the Board of Directors of the Company and the Trustee adversely affect the legal rights hereunder of any Holder of the Note in any material respect;

      (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

      (f) to conform this Indenture to the description of the Notes contained in the Company's confidential offering memorandum dated November 19, 2002, relating to the offering of the Notes.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in
Section 9.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 11.02.    With Consent of Holders of Notes.

      Except as provided below in this Section 11.02, the Company and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 8.04 and 8.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Sections 2.08 and 2.09 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 11.02.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

      It shall not be necessary for the consent of the Holders of Notes under this Section 11.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 8.04 and 8.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section
11.02 may not (with respect to any Notes held by a non-consenting Holder):

      (a) change the stated maturity of the principal of, or interest (including Additional Interest) on, any Note;

      (b) reduce the principal amount of or any interest on any Note;

      (c) reduce the amount of principal payable upon acceleration of the maturity of any Note;

      (d) change the place or currency of payment of principal of, or any interest (including Additional Interest) on, any Note;

      (e) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Note;

      (f) modify the provisions with respect to the purchase right of the Holders upon a Change in Control in a manner adverse to Holders;

      (g) modify the subordination provisions in Article 5 hereof in a manner materially adverse to the Holders of Notes;

      (h) adversely affect the right of Holders to convert Notes pursuant to
Article 4 hereof other than as provided in this Indenture;

      (i) reduce the percentage in principal amount of outstanding notes required for modification or amendment of the Indenture provided for in this
Article 11;

      (j) reduce the percentage in principal amount of outstanding Notes necessary for waiver of compliance set forth in Section 8.04 and Section 8.07; or

      (k) modify provisions with respect to Section 11.02 hereof, except to increase the percentage required for modification or waiver or to provide for consent of each affected Note Holder.

Section 11.03.    Compliance with Trust Indenture Act.

      Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 11.04.    Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 11.05.    Notation on or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 11.06.    Trustee to Sign Amendments, etc.

      The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section
9.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 12.
                                 MISCELLANEOUS

Section 12.01.    Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

Section 12.02.    Notices.

      Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Company:

      Magna Entertainment Corp.
      337 Magna Drive
      Aurora, Ontario, L46 7K1
      Canada
      Attn:  Corporate Secretary
      Facsimile:  (905) 726-7172

      With a copy to:

      Sidley Austin Brown & Wood LLP
      787 Seventh Avenue
      New York, New York, 10019
      USA
      Attn:  Scott M. Freeman
      Facsimile:  (212) 839-5599

      If to the Trustee:

      The Bank of New York
      101 Barclay Street, 21st Floor
      New York, New York 10286
      Attention: Corporate Trust Administration--Global Finance Unit
      Facsimile: (212) 815-5802

      The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telecopied;

and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03.    Communication by Holders of Notes with Other Holders of
                  Notes.

      Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 12.04.    Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, except in connection with the initial issuance of the Notes, the Company shall furnish to the Trustee:

      (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

      (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05.    Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

      (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

      (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06.    Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

      No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08.    Governing Law; Waiver of Jury Trial.

      THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.09.    No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10.    Successors.

      All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11.    Severability.

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12.    Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13.    Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14.    Annual Interest Rate.

      For the purposes of the Interest Act (Canada), whenever interest payable pursuant to this Indenture is calculated on the basis of a period other than a calendar year (the "Interest Period"), each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Interest Period.

                        [Signatures on following page]

                                  SIGNATURES


Dated as of December 2, 2002

                                    Magna Entertainment Corp.


                                    By:
                                        --------------------------------------
                                        Name:
                                        Title:



                                    By:
                                        --------------------------------------
                                        Name:
                                        Title:




                                    The Bank of New York,
                                    as Trustee


                                    By:
                                        --------------------------------------
                                        Name:
                                        Title:






                                   INDENTURE

                                                                     EXHIBIT A

                            [FORM OF FACE OF NOTE]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]/1/

      [THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE AND THE CLASS A SUBORDINATE VOTING STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]/2/

      [THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE AND THE CLASS A SUBORDINATE VOTING STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL


--------------------
1 This paragraph should be included only if the Note is a Global Note.

2 These paragraphs to be included only if the Note is a Restricted Global Note or a Restricted Definitive Note.

BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.]/2/

      [THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE FOREGOING RESALE RESTRICTIONS.]/2/

      [THE HOLDER OF THIS NOTE IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.]/2/

      [UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES IN CANADA BEFORE APRIL 3, 2003.]/3/





----------------------

2 These paragraphs to be included only if the Note is a Restricted Global Note or a Restricted Definitive Note.

3 This paragraph should be included until April 3, 2003, only if the Note is a Restricted Global Note or a Restricted Definitive Note initially sold in reliance on Rule 903 of Regulation S under the Securities Act.

                           MAGNA ENTERTAINMENT CORP.

CUSIP/CINS:___________________________                                  No.____


          7 1/4% CONVERTIBLE SUBORDINATED NOTES DUE DECEMBER 15, 2009

      Magna Entertainment Corp., a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to __________________________, or registered assigns, the principal sum of _____________________________ Dollars ($__________) on December 15, 2009 [, or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note]./4/

      Interest Payment Dates:  June 15 and December 15

      Record Dates:  June 1 and December 1

      This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                          MAGNA ENTERTAINMENT CORP.


                                          By:
                                             ------------------------
                                             Name:
                                             Title


                                          By:
                                             ------------------------
                                             Name:
                                             Title:

Dated:





---------------------------
4 This phrase should be included only if the Note is a Global Note.

Trustee's Certificate of Authentication: This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee


------------------------------------
Authorized Signatory

By:
   ---------------------------------

                        [FORM OF REVERSE SIDE OF NOTE]

                           MAGNA ENTERTAINMENT CORP.
          7 1/4% CONVERTIBLE SUBORDINATED NOTES DUE DECEMBER 15, 2009

1.     INTEREST

      Magna Entertainment Corp., a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of 7 1/4% per annum. The Company shall pay interest semiannually on June 15 and December 15 of each year (each, an "Interest Payment Date"), commencing June 15, 2003, unless such date is not a Business Day, in which case, the Company shall pay interest on the next succeeding Business Day and such payment shall be deemed to have been paid on such interest payment date and no interest shall accrue during the additional period of time. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 2, 2002; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement.

      For the purposes of the Interest Act (Canada), whenever interest payable pursuant to this Note is calculated on the basis of a period other than a calendar year (the "Interest Period"), each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Interest Period.

2.     METHOD OF PAYMENT

      The Company shall pay interest on this Note (except defaulted interest) to the person who is the Holder of this Note at the close of business on June 1 or December 1, as the case may be, next preceding the related Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest in respect of any Definitive Note by check or wire payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $1,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder. The Company may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, so long as this
Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or The Bank of New York.

3.     PAYING AGENT, REGISTRAR AND CONVERSION AGENT

      Initially, The Bank of New York, (the "Trustee," which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.     INDENTURE, LIMITATIONS

      This Note is one of a duly authorized issue of Notes of the Company designated as its 7 1/4% Convertible Subordinated Notes due December 15, 2009 (the "Notes"), issued under an Indenture dated as of December 2, 2002 (together with any supplemental indentures thereto, the "Indenture"), between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this
Note is referred to the Indenture and said Act for a statement of them. All capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Indenture.

      The Notes are subordinated unsecured obligations of the Company limited to $75,000,000 aggregate principal amount, subject to Section 2.07 of the Indenture. The Indenture does not limit other debt of the Company, secured or unsecured, including Senior Indebtedness.

5.     OPTIONAL REDEMPTION

      The Company shall not have the option to redeem the Notes prior to December 21, 2005. Thereafter the Company shall have the option to redeem the Notes in whole, or in part, upon not less than 20 nor more than 60 days' notice by mail to Holders of the Notes, at 100% of the principal amount of the Notes together with accrued interest up to, but not including, the redemption date; provided that (a) in connection with any redemption of the Notes occurring on or after December 21, 2005 and on or prior to December 15, 2007, the Closing Sale Price of the Class A Subordinate Voting Stock of the Company shall have exceeded 125% of the Conversion Price for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the Trading Day prior to the mailing of the notice of redemption, and (b) if the redemption date falls after an interest payment record date and on or before an Interest Payment Date, the applicable interest payment shall be payable to Holders of record on the relevant interest payment record date.

6.     NOTICE OF REDEMPTION

      Notice of redemption will be mailed by first-class mail at least 20 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the redemption date, subject to the deposit with the Paying Agent of funds sufficient to pay the redemption price plus accrued interest, if any, accrued to, but not including, the redemption date, interest shall cease to accrue on Notes or portions of them called for redemption.

7.     PURCHASE OF NOTES AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

      At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the date that is 30 Business Days after the occurrence of a Change in Control, at a purchase price equal to 100% of the principal amount thereof together with accrued interest up to, but excluding, the Change in Control Payment Date. The Holder shall have the right to withdraw any Change in Control Payment Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Change in Control Payment Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

8.     CONVERSION

      A Holder of a Note may convert the principal amount of such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Class A Subordinate Voting Stock at any time prior to the last Business Day prior to the close of business on December 15, 2009; provided, however, that if the Note is called for redemption or subject to purchase upon a Change in Control, the conversion right will terminate at the close of business on the Business Day immediately preceding the redemption date or the Change in Control Payment Date, as the case may be, for such Note or such earlier date as the Holder presents such Note for redemption or purchase (unless the Company shall default in making the redemption payment or Change in Control Payment, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed or purchased).

      The initial Conversion Price is $8.50 per share, subject to adjustment under certain circumstances. The number of shares of Class A Subordinate Voting Stock issuable upon conversion of a Note is determined by dividing the principal amount of the Note or portion thereof converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Sale Price of the Class A Subordinate Voting Stock on the Trading Day immediately prior to the Conversion Date.

      To convert a Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Note to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. Notes so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding Interest Payment Date (excluding Notes or portions thereof called for redemption or subject to purchase upon a Change in Control on a redemption date or Change in Control Payment Date, as the case may be, during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such

Interest Payment Date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Note then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Note, subject to the provisions of the Indenture relating to the payment of defaulted interest by the Company. If the Company defaults in the payment of interest payable on such Interest Payment Date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

      A Note in respect of which a Holder had delivered a Change in Control Payment Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the Change in Control Payment Notice is withdrawn in accordance with the terms of the Indenture.

9.     SUBORDINATION

      The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full in cash of all Senior Indebtedness. Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions, authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness. Such subordination is intended for the benefit of, and may be enforced by, each holder of Senior Indebtedness.

10.    DENOMINATIONS, TRANSFER, EXCHANGE

      The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

11.    PERSONS DEEMED OWNERS

      The Holder of a Note may be treated as the owner of it for all purposes.

12.    UNCLAIMED MONEY

      If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to money must look to the Company for payment.

13.    AMENDMENT, SUPPLEMENT AND WAIVER

      Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequences, or compliance with any provision of the Indenture or the Notes, may be waived in any particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not, in the good faith opinion of the Board of Directors of the Company and the Trustee, adversely affect the rights of any Holder in any material respect.

14.    SUCCESSOR CORPORATION

      When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

15.    DEFAULTS AND REMEDIES

            Under the Indenture, an Event of Default includes: (i) the Company fails to pay principal on any Note when due, whether or not prohibited by the subordination provisions in the Indenture; (ii) the Company fails to pay any interest, including any Additional Interest, on any Note when due if such failure continues for 30 days, whether or not prohibited by the subordination provisions of the Indenture; (iii) the Company fails to perform any other agreement required of the Company in the Indenture if such failure continues for 60 days after notice is given in accordance with the terms of the Indenture; (iv) the Company fails to pay the purchase price of any Note when due, whether or not prohibited by the subordination provisions of the Indenture; (v) the Company fails to provide timely notice of a Change in Control if such failure continues for 30 days after notice is given; (vi) any Indebtedness for money borrowed by the Company or one of the Company's Significant Subsidiaries (all or substantially all of the outstanding Voting Stock of which are owned, directly or indirectly, by the Company) in an aggregate outstanding principal amount in excess of $10.0 million is not paid at final maturity or upon acceleration and such Indebtedness is not discharged, or such acceleration is not cured or rescinded, within 30 days after written notice as provided in the Indenture; and (vii) certain events of bankruptcy, insolvency or reorganization of the Company. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes then outstanding due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the outstanding Notes shall become due and payable immediately without further notice, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

16.    TRUSTEE DEALINGS WITH THE COMPANY

      The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

17.    NO RECOURSE AGAINST OTHERS

      A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

18.    AUTHENTICATION

      This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

19.    ABBREVIATIONS AND DEFINITIONS

      Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors
Act).

      All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

20.    INDENTURE TO CONTROL; GOVERNING LAW

      In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

      The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Magna Entertainment Corp., 337 Magna Drive, Aurora, Ontario L4G 7K1, Canada, Attention: Corporate Secretary.

                                ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to


________________________________________________________________________
                (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
            (Print or type assignee's name, address and zip code)


and irrevocably appoint


________________________________________________________________________

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.



                                    Your Signature:

Date:___________________            ____________________________________
                                    (Sign exactly as your name appears on the other side of this Note)



*Signature guaranteed by:


By:__________________________________


* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                               CONVERSION NOTICE


To convert this Note into Class A Subordinate Voting Stock of the Company, check the box: _|_


To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a multiple of $1,000): $____________.


If you want the stock certificate made out in another person's name, fill in the form below:


________________________________________________________________________
                (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
            (Print or type assignee's name, address and zip code)


                                    Your Signature:
Date:___________________            ____________________________________
                                    (Sign exactly as your name appears on the other side of this Note)



*Signature guaranteed by:


By:________________________


* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

             OPTION TO ELECT REPURCHASE UPON A CHANGE IN CONTROL


To:         Magna Entertainment Corp.

      The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Magna Entertainment Corp. (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the Change in Control Payment, together with accrued interest to, but excluding, such date.



Dated:__________________                        ________________________
                                                ________________________

                                                Signature(s)

                                                Signature(s) must be
                                                guaranteed by a qualified
                                                guarantor institution with
                                                membership in an approved
                                                signature guarantee program
                                                pursuant to Rule 17Ad-15 under
                                                the Securities Exchange Act of
                                                1934.


                                                __________________________
                                                Signature Guaranty


Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):


____________________________
NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                       SCHEDULE OF EXCHANGES OF NOTES/5/


      The following exchanges, redemptions, repurchases or conversions of a part of this global Note have been made:




 Principal Amount of this Global                                       Amount of Decrease in       Amount of Increase in
Note Following Such Decrease (or       Authorized Signatory of        Principal Amount of this   Principal Amount of this
   Increase) Date of Exchange                 Custodian                    Global Note                 Global Note
   --------------------------                 ---------                    -----------                 -----------












-----------------------------
5  This schedule should be included only if the Note is a Global Note.

                                                                     EXHIBIT B

           CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
               OF TRANSFER OF TRANSFER RESTRICTED SECURITIES/6/

      Re: 7 1/4% Convertible Subordinated Notes due December 15, 2009 (the "Notes") of Magna Entertainment Corp.

      This certificate relates to $_______ principal amount of Notes owned in (check applicable box)

      _|_ book-entry or _|_ definitive form by __________________________ (the
      "Transferor").

      The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

      In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.12 of the Indenture dated as of December 2, 2002 between Magna Entertainment Corp. and The Bank of New York (the "Indenture") and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

_|_ Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

_|_ Such Note is being acquired for the Transferor's own account, without transfer.

_|_ Such Note is being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

_|_ Such Note is being transferred to a Person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities
      Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

_|_ Such Note is being transferred pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the transfer is not being made to a Person in the United States and (x) at the time the buy



--------------------
6 This certificate should be included only if this Note is a Restricted Global Note.

      order was originated, the transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule
      903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than a "qualified institutional buyer"
      (as defined under Rule 144A)).

_|_ Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

_|_ Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act (other than an exemption referred to above).

      The Transferor acknowledges and agrees that, if the transferee will hold any such Note in the form of beneficial interests in a global Note which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A) or (ii) pursuant to Rule 903 or Rule 904 of Regulation S under the Securities Act in an offshore transaction in and such transferee must be a Non-U.S. Person.

_|_   [Check if applicable

      (i) The resale of such Note is being made to a transferee resident in the United States; (ii) such Note was not offered for resale to the transferee in Canada; (iii) at the time the buy order was originated, the transferee was outside Canada, or the transferor and any Person acting on its behalf reasonably believe that the transferee was outside Canada; and (iv) neither the transferor nor any Person acting on its behalf knows that the transaction has been prearranged with a buyer in Canada.]/7/


Date:___________________                      ___________________________
                                              (Insert Name of Transferor)






-----------------------
7 This paragraph should be included until April 3, 2003 only if this Note is a Global Note or Definitive Note initially sold in reliance on Rule 903 of Regulation S.



                                      B-2